Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 2, 2005, relating to the consolidated financial statements of Perficient, Inc. appearing in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2004.

/s/ BDO Seidman, LLP

Houston, Texas
December 19, 2005